Exhibit 10.1

TRANSPORTATION SERVICE AGREEMENT

Contract Identification FT18966

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and TRANSCANADA PIPELINES LIMITED(Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.                        EFFECTIVE DATE: August 04, 2017

2.                        CONTRACT IDENTIFICATION: FT18966

3.                        RATE SCHEDULE: FT

4.                        SHIPPER TYPE: Other

5.                        STATE/PROVINCE OF INCORPORATION: Canada

6.                        TERM: November 01, 2017 to October 31, 2027

The latter of November 1, 2017 or the date upon which Shipper’s Dawn Long Term Fixed Price (“LTFP”) service commences after receipt of National Energy Board (“NEB”) approval of Dawn LTFP service and St. Clair to Dawn sale on terms and conditions acceptable to Shipper in its sole discretion, but no later than April 1, 2018. Shipper will provide written notice to Great Lakes of the commencement date of Dawn LTFP service within 30 days of the later of an acceptable NEB approval of Dawn LTFP service or an acceptable NEB approval of the St. Clair to Dawn sale. Contract Start Date is subject to Great Lakes’ receipt and acceptance, in a form and substance acceptable to Great Lakes in its sole discretion, of all approvals that Great Lakes determines necessary to provide the service contemplated herein. In the event the commencement date is later than November 1, 2017, this Agreement shall terminate ten years thereafter.

Transporter and Shipper agree that Shipper may extend the primary term of this Agreement by exercising a Contractual Right of First Refusal, pursuant to the procedures set forth in Section 6.16 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

7.                        EFFECT ON PREVIOUS CONTRACTS:

This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): N/A

8.                        MAXIMUM DAILY QUANTITY (Dth/Day): 711,000

Please sec Appendix A for further detail.

9.                        RATES:

Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Rate other than the maximum shall be set forth in this Paragraph 9 and/or on Appendix B hereto.

Shipper shall pay Transporter the Negotiated Rate components as described on Appendix B.

10.                 POINTS OF RECEIPT AND DELIVERY:

The primary receipt and delivery points are set forth on Appendix A.

11.                 RELEASED CAPACITY:

N/A

12.                 INCORPORATION OF TARIFF INTO AGREEMENT:

This Agreement shall incorporate and in all respects be subject to the “General Terms and Conditions” and the applicable Rate Schedule (as stated above) set forth in Transporter’s FERC Gas Tariff, Third Revised Volume No. 1, as may be revised from time to time, Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the “General Terms and Conditions” in Transporter’s FERC Gas Tariff, Third Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

13.                 MISCELLANEOUS:

No waiver by either party to this Agreement of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.                 OTHER PROVISIONS:

It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

Upon termination of this Agreement, Shipper’s and Transporter’s obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

Transporter and Shipper agree that, pursuant to Section 6.2.1(h) of the General Terms and Conditions, this Agreement is subject to a Reduction Option as herein described:

Shipper shall have the right to reduce its contractual MDQ, or terminate this contract, effective on or after the 3rd anniversary date provided that 1 years’ prior written notice has been given to Great Lakes.

On or before April 1, 2018, Shipper shall have a one-time Reduction Option upon written notice, within 30 days of receipt by Shipper of a decision by the NEB on Shipper’s Dawn LTFP service that is not acceptable to Shipper in its sole discretion, or within 30 days of receipt by Shipper of a decision by the NEB on the St. Clair to Dawn-sale that is not acceptable to Shipper in its sole discretion, or Shipper was not able to obtain matching downstream capacity from St. Clair to Dawn despite Shipper’s best efforts. If Shipper invokes this one-time Reduction Option, it may reduce all or a portion of the contractual MDQ associated with this Agreement. If contractual MDQ is changed, Great Lakes may adjust its Reservation Rate, Contract End Date, and/or Reduction Options accordingly.

15.                 NOTICES AND COMMUNICATIONS:

All notices and communications with respect to this Agreement shall be in writing by mail, e-mail, or fax, or other means as agreed to by the parties, and sent to the addresses stated below or to any other such address(es) as may be designated in writing by mail, e-mail, or fax, or other means similarly agreed to:

ADMINISTRATIVE MATTERS Great Lakes Gas Transmission Limited Partnership Commercial Services 700 Louisiana St., Suite 700 Houston, TX 77002-2700	TRANSCANADA PIPELINES LIMITED 450 - 1st Street S.W. Calgary, AB T2P 5H1 Canada Attn: Don Bell

AGREED TO BY: GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company	TRANSCANADA PIPELINES LIMITED

APPENDIX A

Contract Identification FT18966

Date: August 04, 2017

Supersedes Appendix Dated: Not Applicable

Shipper: TRANSCANADA PIPELINES LIMITED

Maximum Daily Quantity (Dth/Day) per Location:

					Maximum Allowable Operating Pressure
Begin Date	End Date	Point(s) of Primary Receipt	Point(s) of Primary Delivery	MDQ	(MAOP)
11/01/2017	10/31/2027	EMERSON		711,000	974

11/01/2017	10/31/2027		ST. CLAIR	711,000	974

APPENDIX B
RATE SCHEDULE: FT

Date: August 04, 2017

Supersedes Appendix Dated: Not Applicable

SHIPPER:                                       TRANSCANADA PIPELINES LIMITED

Shipper agrees to the Negotiated Rate option in accordance with Section 5.1.4.4 of Rate Schedule FT, Section 5.2.4.4 of Rate Schedule EFT, Section 5.3.4.4 of Rate Schedule LFT, or Section 5.4.4.4 of Rate Schedule IT, as provided above, and notifies Transporter that it desires to be billed, and agrees to pay, the charges specified below during the term of this Appendix B. Shipper acknowledges that this election is an alternative to the billing of charges under the appropriate Rate Schedule as set forth in Sections 4.1, 4.2 and 4.3 of Transporter’s FERC Gas Tariff, Third Revised Volume No. 1.

TERM:                                                       November 01, 2017 to October 31, 2027

The latter of November 1, 2017 or the date upon which Shipper’s Dawn Long Term Fixed Price (“LTFP”) service commences after receipt of National Energy Board (“NEB”) approval of Dawn LTFP service and St. Clair to Dawn sale on terms and conditions acceptable to Shipper in its sole discretion, but no later than April 1, 2018. Shipper will provide written notice to Great Lakes of the commencement date of Dawn LTFP service within 30 days of the later of an acceptable NEB approval of Dawn LTFP service or an acceptable NEB approval of the St. Clair to Dawn sale. Contract Start Date is subject to Great Lakes’ receipt and acceptance, in a form and substance acceptable to Great Lakes in its sole discretion, of all approvals that Great Lakes determines necessary to provide the service contemplated herein. In the event the commencement date is later than November 1, 2017, this Agreement shall terminate ten years thereafter.

SPECIFICATION OF NEGOTIATED RATE:

Shipper and Transporter agree that for service under this Agreement from the point(s) of receipt on Appendix A, to the point(s) of delivery listed on Appendix A, the Reservation fee to be charged shall be fixed at $8.890/Dth plus the applicable utilization, fuel and ACA.

Shipper will receive access to multiple Great Lakes delivery points as listed below at the primary path rate:

Belle River Mills, Chippewa, Deward, Farwell and Rattle Run

Where Transporter’s general system recourse reservation rate is higher than the fixed, negotiated rate stated above, then Transporter may require Shipper to convert its negotiated rate to a discounted reservation rate equal to $8.89/Dth per month.